LETTER REQUEST FOR APPROVAL OF TRANSFER OF SHARES OF
RESTRICTED COMMON STOCK OF CHINANET ONLINE HOLDINGS, INC.

CHINANET ONLINE HOLDINGS, INC.限制普通股股份转让批准的申请信

__________________, 2010

To:	ChinaNet Online Holdings, Inc.
No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu TusPark
Haidian District
Beijing, PRC 100195

Attention:  Handong Cheng, Chief Executive Officer

1.	Purpose

1.           目的

A.           Surplus Elegant Investment Ltd. (“Surplus” or “Transferor”) is a corporation organized under the laws of the British Virgin Islands holding 1,879,080 shares of common stock (“Surplus Shares”) of ChinaNet Online Holdings, Ltd. (“ChinaNet”).  Certain third parties (the “Investors”) hold passive economic interests in the Surplus Shares.  Surplus wishes to distribute the Surplus Shares to the Investors on a pro rata basis in accordance with the Investors’ pro rata economic interests (the “Distribution”).

A．        Surplus Elegant Investment Ltd. （“Surplus”或“转让人”）是一 家依英属维尔京群岛法律成立的企业，它持有ChinaNet Online Holdings, Ltd. (“ChinaNet”) 1,879,080股普通股的股票。某第三方（“投资人”）拥有Surplus 股份的被动经济利益。Surplus 希望将Surplus的股份在按比例分配的基础上依照投资人所持有的经济利益的比例分配给投资人（“分配”）。

B.           As part of the Distribution, Transferor wishes to transfer _______ shares of common stock of ChinaNet Online Holdings, Inc. (the “Transferred Shares”) currently held by Transferor to ________________ (“Transferee”).  Since the Transferred Shares as of the date hereof are “restricted securities”, and the transfer is not being registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, both Transferor and Transferee agree to make certain representations, warranties and agree to certain covenants for the benefit of ChinaNet Online Holdings, Inc. (“ChinaNet”) as set forth in this letter (this “Letter”).

B．        作为分配的一部分，转让人希望转让目前转让人所持有_______股ChinaNet Online Holdings, Inc.的普通股股票(“被转让股票”)给________________（“受让人”）。鉴于被转让的股票在当前日期时仍是“限制性证券”，并且此一转让没有依照1933证券法或美国任何一个州的证券法注册，转让人和受让人同意作出某些陈述与保证，并且为使ChinaNet Online Holdings, Inc. (“ChinaNet”) 获益而同意某些在本信函（“信函”）中所列出的约定。

2.	Representations and Warranties of Transferor and Transferee

2．         转让人和受让人的陈述与保证

A.           Pursuant to arrangements between Transferor and Transferee (which have not been independently verified or reviewed by ChinaNet), Transferor holds passive economic interests in Transferee giving rise to the right of the Transferee to receive the Transferred Shares.  Transferee has no other interest in Surplus or the Surplus Shares or any other third party giving rise to any other right to receive any other securities of ChinaNet.

A．        依照转让人与受让人之间的安排（此一安排并没有经过ChinaNet的独立的证实与审阅），转让人持有受让人的被动的经济利益并由此而导致受让人拥有收到被转让股份的权利。受让人并不拥有Surplus 或Surplus 股份或任何其它第三方的可导致其收到ChinaNet其他股票的利益。

B.           Transferee did not pay, directly or indirectly, any additional consideration to Transferor in connection with the Distribution or the transfer of the Transferred Shares to Transferee.

B．        受让人并没有直接或间接的支付给转让人任何与此一分配或将被转让股票转让给受让人相关的任何附加的对价。

3.	Representations and Warranties of Transferor

3．         转让人的陈述与保证

A.           Transferor has the right, power, authority and capacity to execute and deliver this Letter, to effect the Distribution and the transfer of the Transferred Shares to Transferee.

A.           转让人拥有签署与移交此一信函，使此一分配生效与将被转让股份转让给受让人的权利，权力，授权与能力。

B.           Neither the execution or delivery by Transferor of this Letter nor the transfer of the Transferred Shares to Transferee will, directly or indirectly, (i) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Transferor; (ii) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which Transferor is a party or by which the properties or assets of Transferor are bound; or (iii) contravene, conflict with, or result in a violation of, any law, regulation or order to which Transferor, or any of the properties or assets of Transferor, may be subject.

B．        转让人对此信函的签署与移交或将被转让股份转让给受让人并不会直接或间接的（i）构成对转让人的机构文件的任何条款的违反或冲突；（ii）如果转让人是任何协议的一方或转让人的资产被任何的协议所约束，构成对此协议的违反，冲突，违约（或在有通知及超过时限或两者兼备的情况下，可构成违约的某一事件或条件），或导致对此协议的终结或提前履约；或（iii）如果转让人或其资产是受任何的法律，法规，命令的约束，构成对此法律，法规，或命令的抵触，冲突或违反。

C.           Transferor owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer the Transferred Shares free and clear of any and all liens or other encumbrances.  There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which the Transferor is a party or by which Transferor or the Transferred Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Transferred Shares.  Upon consummation of the Distribution, Transferee will acquire good, valid and marketable title to the Transferred Shares free and clear of any and all liens or other encumbrances.

C．        转让人在名义与实际获益上拥有被转让股票，对被转让股票拥有合法，有效，与不容质疑的所有权，并且拥有对被转让股票的转让权，转让人的以上权利不受任何的留置权或任何其它的产权限制。转让人没有签署任何的期权，权利，投票信托，股东协议或任何其它的合同与谅解，来限制转让人和被转让股份任何的发行，出售，转让，投票或注册。当分配完成后，受让人将会获得合法，有效及可销售的被转让股份的所有权，并且此所有权不受仍何的留置权或任何其它的产权限制。

D.           There is no pending legal, judicial, arbitral or regulatory proceeding against Transferor that involves the Transferred Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transfer of the Transferred Shares to Transferee and, to the knowledge of Transferor, no such proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such proceeding.

D．        没有任何针对转让人的与被转让股份相关的未决的质疑或有可能阻止，拖延，使之非法，或以其它方式介入被转让股份的转让的法律，司法，仲裁或管理程序，并且就转让人所知，没有任何一方威胁提出此类程序，并且不存在任何的有可能使此类程序开始的情况或事实。

E.            No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against Transferor for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transfer of the Transferred Shares to Transferee, and Transferor will indemnify and hold the ChinaNet and Transferee harmless against any liability or expense arising out of, or in connection with, any such claim.

E．         没有任何人拥有，或作为在此所考虑到的交易的后果可以拥有向转让人索取与将被转让股份转让给受让人相关的佣金，收费，或其它 作为介绍人或经纪人或相类似的身份的报酬的权利或有效的要求，并且转让人将补偿并保证此类要求所引起的责任与开销不会对ChinaNet及被转让人造成任何的伤害。

F.           The original issuance of the Transferred Shares to the Transferor was effected in reliance upon an exemption from registration afforded under Regulation S promulgated under the Securities Act (“Regulation S”) for offers and sales of securities outside the United States.

F．         转让人是依靠证券法法规S（“法规S”）来获得了被转让股份的最初的发行。法规S对在美国以外提供与销售的证券免除了对其注册的要求。

4.	Representations, Warranties and Covenants of Transferee

4．         受让人的陈述，保证与契约

A.           Transferee has the right, power, authority and capacity to execute and deliver this Letter.

A．        受让人拥有签署与移交此一信函的权利，权力，授权与能力。

B.           Neither the execution or delivery by the Transferee of this Letter nor the acquisition by the Transferee of the Transferred Shares will, directly or indirectly, (i) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Transferee is a party or by which the properties or assets of the Transferee are bound; or (ii) contravene, conflict with, or result in a violation of, any law, regulation or order to which the Transferee, or any of the properties or assets of the Transferee, may be subject.

B．        受让人对此信函的签署与递交或受让人对被转让股份的获得将不会直接或间接的（i）如果受让人是任何协议的一方或受让人的财产与资产被任何的协议所约束，构成对此协议的违反，冲突，违约（或在有通知及超过时限或两者兼备的情况下，可构成违约的某一事件或条件），或导致对此协议的终结或提前履约；或（ii）如果受让人或其财产或资产是受任何的法律，法规，命令的约束，构成对此法律，法规，或命令的抵触，冲突或违反。

C.           Transferee understands and agrees that the Transferred Shares to be transferred to it in connection with the Distribution have not been registered under the Securities Act or the securities laws of any state of the United States.

C．        受让人理解并同意其所得到的与此一分配相关的被转让股份并没有在证券法下或美国任何一个州的证券法下注册。

D.           Transferee is not a U.S. person (as defined in Regulation S).

D．        受让人不是一个美国人士（如同法规S所定义的）。

E.            No offer to acquire any direct or indirect interest in the Transferred Shares or otherwise to participate in the transactions contemplated by this Letter was made to Transferor or its representatives inside the United States.

E．         无任何向转让人或在美国境内的代表提出的关于获得任何被转让股份的直接或间接利益或以其他方式参与本书预期的交易的收购要约。

F.           Transferee is not receiving the Transferred Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

F． 受让人没有为任何的美国人士的帐户或获利而接受了被转让股份，受让人没有打算将被转让股份以违反美国证券法的方式分配给任何的美国人士。

G.           Transferee will make all subsequent offers and sales of the Transferred Shares either (i) outside of the United States in compliance with Regulation S; (ii) pursuant to a registration under the Securities Act; or (iii) pursuant to an available exemption from registration under the Securities Act.  Specifically, Transferee will not resell the Transferred Shares to any U.S. person or within the United States prior to July 2, 2010, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act other than Rule 144 promulgated under the Securities Act.

G．        受让人将在随后的对被转让股份的提供与销售中或者（i）在美国境外进行以 符合法规S的规定；（ii）依照证券法对销售股份进行注册；或（iii）在证券法下依照对注册的免除进行。需要特别指明的是，受让人将不会将被转让股份在2010年7月2日前在美国转售或转售给美国人士，除非此类转售是依照在证券法下的有效注册进行，或依照在证券法下除了法规144外其它的对注册的免除进行。

H.           Transferee is acquiring the Transferred Shares for Transferee’s own account, for investment and not for distribution or resale to others.

H．        受让人是为受让人自己的帐户接受被转让股份，并且受让人是以投资而不是分配或转售为目的。

I.             Transferee has no present plan or intention to sell the Transferred Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Transferred Shares and is not acting as a distributor (as defined in Regulation S) of such securities.

I．         受让人在当前没有任何的计划或意图将被转让股份在事先决定的时间在美国销售或销售给美国人士。受让人没有做出任何事先决定的安排来出售被转让股份并且受让人没有作为此类证券的分配人（如同在法规S中所定义的）。

J.            Neither Transferee, its affiliates nor any person or entity acting on behalf of Transferee, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the United States with respect to the Transferred Shares at any time through and including July 2, 2010.

J．         截止并包括2010年7月2日为止，受让人，其附属实体，任何代表受让人的人或实体都没有在美国拥有，或意向去拥有，或在将来拥有任何的与被转让股份相关的卖出期权，卖空股票或其它 相类似的工具。

K.           Transferee consents to the placement of a legend on any certificate or other document evidencing the Transferred Shares substantially in the form determined by ChinaNet in its sole discretion.

K．        受让人同意在被转让股份的证书或其它相关文件上加上主要由ChinaNet单独决定的标记。

L.           Transferee is not acquiring the Transferred Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

L．        受让人通过一个交易（或一系列交易中的一步）对被转让股票的获得并不是任何以逃避证券法下的注册条款为目的的计划或策划的一部分。

M.           Transferee has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with its investment in ChinaNet and the Transferred Shares.

M．       受让人有足够的金融，证券，投资与其它的商业事务 相关的知识与经验，并且能够保护其个人或实体与投资到ChinaNet及被转让股份相关的利益。

N.           Transferee has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in ChinaNet and the Transferred Shares.

N．        受让人已经在其认为必要的程度上向其税务，法律，财会与金融顾问咨询过与其在ChinaNet及 被转让股份中的投资相关的事物。

O.           Transferee understands the various risks of an investment in ChinaNet and the Transferred Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in ChinaNet and the Transferred Shares.

O．        受让人理解其对ChinaNet 及被转让股份的投资包含了各种风险，并且其能够在无限期的时间内承担此类风险，包括但不限于，丧失其所有在ChinaNet及被转让股份中的投资的风险。

P.           Transferee has had access to ChinaNet’s publicly filed reports with the United States Securities and Exchange Commission.

P．         受让人可以接触到ChinaNet向美国证券交易委员会所递交的所有的公开的报告。

Q.           In connection with its investment in ChinaNet and Surplus, Transferee was afforded the opportunity to ask questions of and receive answers from Surplus concerning ChinaNet and the terms and conditions of its direct investment in Surplus and its underlying investment in ChinaNet.

Q.           与受让人对ChinaNet和Surplus 的投资相关，受让人已得到机会就ChinaNet，受让人对Surplus的直接投资的条件与前提，与受让人对ChinaNet的间接投资向Surplus提出问题并从Surplus得到回答。

R.           Transferee is not relying on any representations and warranties concerning ChinaNet made by ChinaNet or any officer, employee or agent of ChinaNet.

R．        受让人没有依赖任何的由ChinaNet或其管理层，雇员或代理人所作出的关于ChinaNet的陈述与保证。

S.           Transferee will not sell or otherwise transfer the Transferred Shares, unless either (i) the transfer of such securities is registered under the Securities Act or (ii) an exemption from registration of such securities is available.

S．         受让人将不会出售或转让被转让股份，除非（i）此类证券的转让是经过了证券法的注册的或（ii）对此类证券有一项适用的豁免来免除注册要求。

T.           Transferee understands and acknowledges that ChinaNet is under no obligation to register the Transferred Shares for sale under the Securities Act.

T．        受让人理解并认知ChinaNet并没有义务对这些被转让股份进行在证券法要求下的注册。

U.           Transferee represents that the address furnished on its signature page is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

U．        受让人说明如果其为一个个人，则其在签字页上的地址为其主要居住地址，如果其为企业或其它的实体，则是其主要的商业地址。

V.           Transferee understands and acknowledges that the Transferred Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning ChinaNet that has been supplied to Transferee and that any representation to the contrary is a criminal offense.

V．        受让人理解并承认被转让股份并没有被任何的联邦或州的证券委员会或管理机构所推荐，上述机构也没有就提供给受让人的任何的关于ChinaNet的信息的准确性与恰当性做出决定，并且任何的与此一事实相反的陈述都是刑事犯罪。

W.           Transferee acknowledges that the representations, warranties and agreements made by Transferee herein shall survive the execution and delivery of this Letter and its acquisition of the Transferred Shares.

W．       受让人承认受让人在此作出的陈述，保证和同意 应当在签署与递交了本信函并且获得了背转让股份后仍然有效。

Y.           Transferee shall comply with all the legal and regulatory requirements of the jurisdiction where he/she resides, and shall complete all the necessary registrations, approvals and filings required for his/her holding of the Transferred Shares (as applicable).

Y.           受让人应当遵从其居住地所有法律及管理要求, 并且应当完成所有必要的与其持有被转让股份相关的注册,批准与申报.

5.	Indemnity

5．         补偿

A.           Transferor and Transferee, jointly and severally, shall indemnify and hold ChinaNet harmless for any and all direct or indirect losses, liabilities or expenses, including, without limitation, any third-party claims, that may be incurred or otherwise borne by ChinaNet, or by any of its advisors, officers, directors or affiliates, arising from, in connection with, or relating to the transfer of the Transferred Shares to the Transferee, any untrue or incorrect representation or warranty set forth herein, or any breach of any covenant set forth herein.

A．        转让人与受让人应当共同及分别的补偿并且保证ChinaNet不受任何的直接或间接的损失，责任或开销，包括但不限于，任何第三方的赔偿要求，此一要求有可能是由ChinaNet，或其顾问，管理层人员，董事或相关人员所引起或承担的，与被转让股份转让给受让人有关的，在此作出的任何的不真实或不正确的陈述与保证，或由 对在此所作出的契约的违反所引起的。

6.	Miscellaneous

6．         其它约定

A.           The parties hereto agree that this letter shall be governed by the laws of the State of New York, United States of America.

A.           相关各方在此同意此一信函将受辖于美国纽约州的法律。

B.           Any dispute or arising from or in connection with this Letter shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration.  The arbitral award will be final and binding on both parties.  The place of the arbitration will be Beijing.  The language of the arbitration will be Chinese.  The number of arbitrators will be three, at least two of whom shall be qualified to practice law in the State of New York and shall have experience with the United States federal securities laws.

B．        任何由此一信函引起的相关的争议应当递交给中国国际经济与贸易仲裁委员会进行仲裁，此仲裁应当依照委员会的在申请仲裁时的有效的仲裁条例来进行。仲裁的结果应当对各方都是最终的并有约束力。仲裁的地点为北京。仲裁的语言为中文。仲裁员应为三人，其中至少两人应具备在纽约州从事法律业务的资格并且应当有美国联邦证券法的经验。

C.           Notices to the parties hereto shall be made in writing by express delivery via an internationally-recognized overnight courier, with notices to ChinaNet made to the address set forth above, and to Transferor and/or Transferee as set forth below.

C．        给在此各方的通告应当以书面的形式通过一家国际知名的公司隔夜快递，给ChinaNet的通知当送达上述地址，给转让人和/或受让人的通知当送达以下地址。

D.           This Letter is written in both the English and Chinese languages.  To the extent that there is any conflict between the language versions of this Letter, the English language version shall control.

D.           此信用中英文两种语言书写。如两种版本有冲突，当以英文本为准。

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Transferor:	Transferee:

SURPLUS ELEGANT	Signature of Transferee:
INVESTMENT LTD.
By:
Name:	Name 姓名:
Title:	Principal Residence Address主要居住地址:
Address: ________________	Street 街道 _________________________
________________	City and Province 城市及省____________
________________	Country/Postal Code国家/邮编 _________